UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008

FANSTEEL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8676	36-1058780

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 Lake Cook Road, Suite 200,
Deerfield, Illinois 60015

(Address of Principal Executive Offices,
including Zip Code)

(847) 689-4900
(Registrant's telephone number,
including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 29, 2008 and September 3, 2008, Fansteel Inc. (the "Company") and its subsidiary, Wellman Dynamics Corporation, as borrowers, amended its Loan and Security Agreement with Fifth Third Bank (Chicago), as lender.

Under the amended loan facility, subject to certain borrowing conditions, the Company may incur revolving loans in an amount up to $19.5 million from a borrowing base comprised of a percentage of eligible accounts receivable and inventories and $2.2 million for machinery and equipment until September 5, 2010.  Revolving loans were amended by reducing the maximum by $2 million as this is anticipated to be unused.  The revolving line has a 25 basis point fee for unused revolving credit, excluding the $1.5 million revolving credit established for credit card payments. The interest on the revolving portion of the line, excluding credit usage, is at prime unless an option is elected to use LIBOR plus 275 basis points. The $3 million term loan was amended to a 36 month term with monthly payments beginning on January 5, 2009.  The maturity date for the term loan is September 5, 2011. An annual cash flow sweep of excess cash, with a maximum of $300,000 payment, was added.  The sweep is eliminated after the term loan principal is below $2 million. Interest on the term loan is at prime.

The Fourth and Fifth Amendments to the Loan and Security Agreement were executed in order to provide the borrowers with short-term liquidity and the ability to meet operational and strategic needs.

ITEM  5.02 APPOINTMENT OF CERTAIN OFFICERS

On September 2, 2008, the Board of Directors by unanimous written consent appointed Curtis J. Zamec II as Chief Operating Officer at the discretion of the Board with no specific term. Mr. Zamec’s compensation is $1 plus established Director compensation, including a retainer of $22,500 per year and a $500 per meeting attendance fee, standard benefits available to all management employees and a vehicle allowance of $750 per month.

Mr. Zamec has no family relationship with any other director or officer of the Company.

Mr. Zamec’s business experience during the past five years is as follows:

Curtis J. Zamec II, 39, is the Principal of Prism Industrial, LLC. Prism Industrial is a specialty consulting firm that works with manufacturing companies to achieve a sustainable step change in customer and financial performance. Prior to Prism Industrial, Mr. Zamec was an executive with Rexnord Industries, LLC (2004-2008); President - North America Commercial and Global Product Services and President - Coupling Group. Prior to Rexnord Industries, LLC, Mr. Zamec was employed by The Timken Company (1998-2004) in several roles of operational and commercial responsibility, including his final role as General Manager, Timken de Mexico in Mexico City, Mexico. Mr. Zamec received a B.A. from the University of Minnesota in 1991.

Mr. Zamec is a Director of the Company and a party to the Control Group that owns approximately 70% of the shares of the Company.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Loan and Security Agreement, dated August 29, 2008, among Fifth Third Bank, Fansteel Inc. and Wellman Dynamics Corporation.

10.2	Fifth Amendment to Loan and Security Agreement, dated September 3, 2008, among Fifth Third Bank, Fansteel Inc. and Wellman Dynamics Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FANSTEEL INC.
(Registrant)

Date: September 3, 2008	By:	/s/ R. Michael McEntee
Name: R. Michael McEntee
Title: Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Loan and Security Agreement, dated August 29, 2008, among Fifth Third Bank, Fansteel Inc. and Wellman Dynamics Corporation.

10.2	Fifth Amendment to Loan and Security Agreement, dated September 3, 2008, among Fifth Third Bank, Fansteel Inc. and Wellman Dynamics Corporation.